                                    FORM 8-K

                       Securities and Exchange Commission
                             Washington, D.C. 20549



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: March 1, 1999



                             MODTECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



             Delaware                0-25161                    33-0825386
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)



                               2830 Barrett Avenue
                            Perris, California 92571
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (909) 943-4014





                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 1.     Changes in Control of Registrant.

            None.

Item 2.     Acquisition or Disposition of Assets.

            On February 16, 1999, Modtech Holdings, Inc. (the "Company") acquired 100% of the outstanding stock of Modtech, Inc., a California corporation ("Modtech") and 100% of the outstanding stock of SPI Holdings, Inc., a Colorado corporation ("SPI"). The acquisition was consummated pursuant to the terms of the Agreement and Plan of Reorganization and Merger between SPI and Modtech, dated September 28, 1998 (the "Merger Agreement").

            Pursuant to the Merger Agreement, subsidiaries of the Company, Modtech Merger Sub, Inc., and SPI Merger Sub, Inc., merged with and into Modtech and SPI, respectively, resulting in Modtech and SPI becoming wholly-owned subsidiaries of the Company. For each share of Modtech Common Stock, Modtech stockholders received $3.7293 cash and 0.8508 of a share of the Company's Common Stock. For each share of SPI Common Stock or SPI Preferred Stock, SPI stockholders received 1.8785 shares of the Company's Common Stock. Modtech stockholders had the right to exchange up to 3.94% of their Common Stock for the Company's Series A Preferred Stock in place of the Company's Common Stock, at the same 0.8508 exchange ratio, and SPI stockholders had the right to elect to receive, in place of the Company's Common Stock, $49.4097 cash per share of SPI Common Stock or SPI Preferred Stock for up to 5.9176% of such Common Stock or Preferred Stock. Modtech option holders received $25.00 cash per share, less the applicable per share exercise price of their options, for 14.6709% of the shares covered by the vested portion of their options.

            A total of 12,622,158 shares of the Company's Common Stock, 388,939 shares of the Company's Series A Preferred Stock, and $39,923,472 cash was issued and paid by the Company to the stockholders and option holders of SPI and Modtech in connection with the mergers.

            The mergers were funded from Modtech's cash and the proceeds of a Credit Agreement with NationsBank, N.A. as the agent for several lenders, dated February 16, 1999.

            The assets acquired in the mergers include manufacturing facilities located at nine production facilities, inventory, machinery, raw materials, and cash. The manufacturing facilities were used by Modtech and SPI to produce modular classrooms and commercial and light industrial buildings. The Company intends to continue the same line of business through Modtech and SPI as operating subsidiaries.

            The Company's Board of Directors consists of Evan M. Gruber, Charles
C. McGettigan, Myron A. Wick III, Daniel J. Donahoe III and Robert W. Campbell (each of whom was a director of Modtech at the time of the merger); and Patrick Van Den Bossche, Charles A. Hamilton and Charles R. Gwirtsman (each of whom was a director of SPI at the time of the merger). Evan M. Gruber, Chief Executive Officer of Modtech serves as the Chief Executive Officer of the Company, and Michael G. Rhodes, Chief Operating Officer of Modtech, serves as the Chief Operating Officer and Chief Financial Officer of the Company. SPI's President, Patrick Van Den Bossche, serves as the President of the Company.

            Modtech leases its two facilities located in Perris, California, and the land on which the manufacturing facility is located in Lathrop, California from general partnerships in which Mr. Gruber, an officer and director of both Modtech and the Company, is a partner. The leases are standard industrial leases which expire in 2014 and 2019. The current aggregate monthly rent is $36,000 and is subject to upward adjustment each year to market rates based on annual market surveys conducted by the parties.

            KRG Capital Partners, LLC ("KRG"), Infrastructure and Environmental Private Equity Private Management III, LLC ("IEPEM"), The Argentum Group ("Argentum") and NationsCredit Commercial Corporation ("NationsCredit") will receive a total of $1,250,000 in transaction fees in connection with the mergers. Mr. Gwirtsman, a director of both SPI and the Company, is a principal of KRG. At the closing of the merger, $750,000 of the transaction fees were paid as follows: KRG--$573,170; IEPEM--$126,525; Argentum--$25,305; and NationsCredit--$25,000. The remaining balance of the fees will be paid to KRG over two years in equal monthly installments. Upon the closing of a business acquisition by the Company during each of the first and second years after the closing of the mergers, all remaining monthly payments of the transactions fee for that year will become immediately due and payable. KRG will also be retained by the Company for a period of three years to provide transaction advisory services in connection with any future acquisitions by the Company following completion of the mergers. This agreement may be renewed by the parties on a year-to-year basis for a maximum of two additional years. The Company may terminate the transaction advisory services agreement at any time after its second anniversary upon 90 days' prior written notice. Under the transaction advisory agreement, KRG will receive a fee of $75,000 for acquisitions under $5 million, a fee of $100,000 for acquisitions greater than $5 million but less than $15 million, and a fee of not less than $100,000 for acquisitions in excess of $15 million. During the third year of the agreement and any subsequent extension, KRG will receive an annual base advisory fee of $250,000.

            Pursuant to the terms of a financial advisory services agreement entered into in June 1998 and approved by Modtech's Board, McGettigan, Wick & Co., Inc. will receive a $1,250,000 fee for financial advisory services rendered in connection with the mergers. The fee is payable over not more than two years, with $750,000 paid at the completion of the mergers, $250,000 paid upon the earlier of the closing of the first business acquisition following the mergers or the first anniversary of the mergers, and $250,000 paid upon the earlier of the closing of the second business acquisition following the mergers or the second anniversary of the mergers.

            The principals of McGettigan, Wick & Co., Inc. are Charles C. McGettigan and Myron A. Wick III, who are also principals of Proactive Partners, L.P., which beneficially controlled about 23.6% of the voting power of Modtech prior to the merger and beneficially controls about 13% of the voting power of the Company. Mr. McGettigan and Mr. Wick were directors of Modtech prior to the merger and are currently directors of the Company.

            The officers and directors of Modtech and SPI at the time of the merger, and the holders of 5% or more of the equity securities of each company at that time, are entitled to have their shares of the Company's Common Stock registered for resale to the public under certain circumstances pursuant to a Registration Rights Agreement.

            The Company entered into employment agreements, effective on the closing date of the mergers, with Evan M. Gruber, an officer and director of Modtech, Patrick Van Den Bossche, an officer and director of SPI, and Michael G. Rhodes, an officer of Modtech. These agreements are for five years, provide for early severance payments of between one and two years and include, among other provisions, base annual salary of $300,000 for Mr. Gruber, $250,000 for Mr. Van Den Bossche, and $200,000 for Mr. Rhodes. The base salaries are subject to annual percentage increases and each individual is entitled to earn bonuses of up to 100% of annual base salary. The bonuses are based on performance and include a cash component and a stock option component based on performance. Concurrently with the closing of the merger, Mr. Gruber received an option to purchase 50,000 shares of the Company's Common Stock at the closing price of Modtech Common Stock on the day prior to the closing of the mergers. The option is immediately vested for 10,000 shares and will continue to vest at the rate of 10,000 shares per year. The option will be credited against the stock option component of any bonuses earned by Mr. Gruber in the first year of the employment agreement. Mr. Gruber's new employment agreement also includes a buy-out of his prior employment agreement with Modtech. Messrs. Gruber, Van Den Bossche and Rhodes are officers of the Company. Messrs. Gruber and Van Den Bossche are also directors of the Company.

Item 3.     Bankruptcy or Receivership.

            None.

Item 4.     Changes in Registrant's Certifying Accountant.

            None.

Item 5.     Other Events.

            None.

Item 6.     Resignations of Registrant's Directors.

            None.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) Financial Statements. The financial statements of Modtech, Inc., SPI Holdings, Inc. and the indirect subsidiaries of SPI Holdings, Inc., Office Master of Texas, Inc. and Rosewood Enterprises, Inc. Modular Manufacturing, included in Amendment No. 2 to the Company's Registration Statement on Form S-4, dated January 11, 1999 (Commission File No. 333-69033), are incorporated herein by reference.

            (b) Unaudited Pro Forma Combined Condensed Financial Statements. The unaudited pro forma combined condensed financial statements of Modtech, Inc. and SPI Holdings, Inc., included in Amendment No. 2 to the Company's Registration Statement on Form S-4, dated January 11, 1999 (Commission File No. 333-69033), are incorporated herein by reference.

            (c) Exhibits.

Number                                             Name of Exhibit
------                                             ---------------
    2          Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998, by and between Modtech, Inc. and SPI Holdings, Inc.

   99.1        Financial Statements of Modtech, Inc., SPI Holdings, Inc., Office Master of Texas, Inc. and
               Rosewood Enterprises, Inc. Modular Manufacturing.

   99.2        Unaudited Pro Forma Combined Condensed Financial Statements of Modtech, Inc. and SPI
               Holdings, Inc.

   99.3        Press Release dated February 17, 1999.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                MODTECH HOLDINGS, INC.


                                                By:     /s/ Evan M. Gruber
                                                   -----------------------------
                                                        Evan M. Gruber,
                                                        Chief Executive Officer

Date: March 1, 1999.

                                 EXHIBIT INDEX

Number                                             Name of Exhibit
------                                             ---------------
    2          Agreement and Plan of Reorganization and Merger, dated as of September 28, 1998, by and between Modtech, Inc. and SPI Holdings, Inc.

   99.1        Financial Statements of Modtech, Inc., SPI Holdings, Inc., Office Master of Texas, Inc. and
               Rosewood Enterprises, Inc. Modular Manufacturing.

   99.2        Unaudited Pro Forma Combined Condensed Financial Statements of Modtech, Inc. and SPI
               Holdings, Inc.

   99.3        Press Release dated February 17, 1999.